Exhibit 99.1

UNITED CONTINENTAL HOLDINGS REPORTS MARCH 2011

OPERATIONAL PERFORMANCE FOR UNITED AND CONTINENTAL

CHICAGO, April 7, 2011 – United Continental Holdings, Inc. (NYSE: UAL) today reported March 2011 operational results for United Air Lines, Inc. and Continental Airlines, Inc.

United and Continental’s combined consolidated traffic (revenue passenger miles) in March 2011 decreased 2.2 percent versus pro forma March 2010 results on a consolidated capacity (available seat miles) increase of 2.1 percent. The carriers’ combined consolidated load factor in March 2011 was down 3.5 points compared to the pro forma results from the same period last year.

United and Continental’s March 2011 combined consolidated passenger revenue per available seat mile (PRASM) increased an estimated 8.0-9.0 percent compared to the pro forma results from March 2010, while combined mainline PRASM in March 2011 increased an estimated 8.0-9.0 percent compared to the pro forma results from the same period last year.

United and Continental’s combined March 2011 PRASM results were reduced due to the impact of accounting for our trans-Atlantic joint venture revenue sharing agreement which is accounted for as net revenue in first quarter 2011 and all periods going forward. The impact of this agreement prior to the fourth quarter of 2010 was recorded as an out of period adjustment to operating expenses, and therefore the 2010 revenue results do not reflect the negative impact of the joint venture obligation. Offsetting this reduction is the impact of the required implementation of Financial Accounting Standards Board (FASB) Accounting Standards Update No. 2009-13, Multiple Deliverable Revenue Arrangements—A Consensus of the FASB Emerging Issues Task Force, as discussed in our February traffic release issued on March 7, 2011.

About United Continental Holdings, Inc.

United Continental Holdings, Inc. (NYSE: UAL) is the holding company for both United Airlines and Continental Airlines. Together with United Express, Continental Express and Continental Connection, these airlines operate a total of approximately 5,675 flights a day to 372 airports on six continents from their hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark Liberty, San Francisco, Tokyo and Washington,

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D.C. United and Continental are members of Star Alliance, which offers 21,000 daily flights to 1,160 airports in 181 countries. United and Continental’s more than 80,000 employees reside in every U.S. state and in many countries around the world. For more information about United Continental Holdings, Inc., go to UnitedContinentalHoldings.com. For more information about the airlines, see united.com and continental.com, and follow each carrier on Twitter and Facebook.

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-tables attached-

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Preliminary Operational Results

	March				Year-to-Date
	2011	2010 Pro Forma	Change		2011	2010 Pro Forma	Change
REVENUE PASSENGER MILES (000)
Domestic	8,176,096	8,372,361	(2.3	) %	21,582,691	22,125,362	(2.5	) %

International	7,029,572	7,198,935	(2.4	) %	19,682,782	19,547,550	0.7%
Atlantic	3,038,068	3,078,212	(1.3	) %	8,078,136	8,111,267	(0.4	) %
Pacific	2,458,957	2,632,137	(6.6	) %	7,339,341	7,204,819	1.9%
Latin America	1,532,547	1,488,586	3.0%		4,265,305	4,231,464	0.8%

Mainline	15,205,668	15,571,296	(2.3	) %	41,265,473	41,672,912	(1.0	) %
Regional	2,174,562	2,200,293	(1.2	) %	5,698,238	5,779,423	(1.4	) %
Consolidated	17,380,230	17,771,589	(2.2	) %	46,963,711	47,452,335	(1.0	) %

AVAILABLE SEAT MILES (000)
Domestic	9,753,451	9,799,731	(0.5	) %	26,568,086	27,114,085	(2.0	) %

International	9,140,682	8,734,358	4.7%		25,809,308	24,509,973	5.3%
Atlantic	4,090,302	3,847,612	6.3%		11,303,908	10,596,171	6.7%
Pacific	3,114,212	3,065,541	1.6%		9,024,222	8,680,713	4.0%
Latin America	1,936,168	1,821,205	6.3%		5,481,178	5,233,089	4.7%

Mainline	18,894,133	18,534,089	1.9%		52,377,394	51,624,058	1.5%
Regional	2,879,521	2,790,983	3.2%		7,795,063	7,710,978	1.1%
Consolidated	21,773,654	21,325,072	2.1%		60,172,457	59,335,036	1.4%

PASSENGER LOAD FACTOR
Domestic	83.8%	85.4%	(1.6	) pts	81.2%	81.6%	(0.4	) pts

International	76.9%	82.4%	(5.5	) pts	76.3%	79.8%	(3.5	) pts
Atlantic	74.3%	80.0%	(5.7	) pts	71.5%	76.5%	(5.0	) pts
Pacific	79.0%	85.9%	(6.9	) pts	81.3%	83.0%	(1.7	) pts
Latin America	79.2%	81.7%	(2.5	) pts	77.8%	80.9%	(3.1	) pts

Mainline	80.5%	84.0%	(3.5	) pts	78.8%	80.7%	(1.9	) pts
Regional	75.5%	78.8%	(3.3	) pts	73.1%	75.0%	(1.9	) pts
Consolidated	79.8%	83.3%	(3.5	) pts	78.0%	80.0%	(2.0	) pts

ONBOARD PASSENGERS (000)
Mainline	8,373	8,654	(3.2	) %	22,420	23,025	(2.6	) %
Regional	3,883	3,956	(1.8	) %	10,169	10,365	(1.9	) %
Consolidated	12,256	12,610	(2.8	) %	32,589	33,390	(2.4	) %

CARGO REVENUE TON MILES (000)
Total	251,296	275,282	(8.7	) %	686,441	724,553	(5.3	) %

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Preliminary Financial Results

February 2011 year-over-year consolidated PRASM change	11.0 Percent
February 2011 year-over-year mainline PRASM change	11.5 Percent
March 2011 estimated year-over-year consolidated PRASM change	8.0-9.0 Percent
March 2011 estimated year-over-year mainline PRASM change	8.0-9.0 Percent
March 2011 estimated consolidated average price per gallon of fuel, including fuel taxes	2.98 Dollars
First Quarter 2011 estimated consolidated average price per gallon of fuel, including fuel taxes	2.78 Dollars

Preliminary March Operational Results for United and Continental

United Airlines	2011	2010	Change
On-Time Performance[1]	84.0%	83.9%	0.1	pts
Completion Factor[2]	99.2%	98.6%	0.6	pts

Continental Airlines	2011	2010	Change
On-Time Performance[1]	77.6%	77.7%	(0.1	) pts
Completion Factor[2]	99.7%	99.8%	(0.1	) pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report.
[2]	Mainline Completion Percentage

Safe Harbor Statement

Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

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